Exhibit 10.35
CONFIDENTIALITY, NONCOMPETITION
AND NONSOLICITATION AGREEMENT
CONFIDENTIALITY, NONCOMPETITION AND NONSOLICITATION AGREEMENT dated as of ______ among Global Employment Solutions, its affiliates and subsidiaries (the “Company”), and                                          (“Employee”).
Employee has accepted employment with the Company, and Employee acknowledges that Employee will receive substantial personal benefits from Employee’s employment with the Company. In consideration of such employment, Employee desires to enter into this Agreement. Employee acknowledges that Employee may obtain Confidential Information (as described below) and that Employee could not leave the Company to work for a competitor of the Company without the inevitable risk of revealing the Confidential Information.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.	Confidential Information. Employee acknowledges that information obtained, created or developed by Employee during Employee’s employment with the Company concerning the business or affairs of the Company, including information related to the Company’s intellectual property and its customer base, (“Confidential Information”) is the property of the Company. Employee shall not at any time during Employee’s employment with the Company (the “Employment Period”) or thereafter, without the prior written consent of the President of the Company, disclose to any unauthorized person or use for Employee’s own account or for the account of any person other than the Company any Confidential Information, except to the extent necessary to comply with applicable laws, to the extent that such information becomes generally known to and available for use by the public other than as a result of Employee’s acts or omissions to act, or to the extent necessary to enforce Employee’s rights hereunder through legal proceedings. Upon termination of the Employment Period or at the request of the President at any time, Employee shall deliver to the President all documents containing Confidential Information or relating to the business or affairs of the Company that Employee may then possess or have under Employee’s control.

2.	Non-Competition; Non-Solicitation.
A. Non-Competition. Employee agrees that during the Employment Period and for a period of one year thereafter (the “Non-Compete Period”), Employee shall not directly or indirectly own, manage, control, participate in, consult with, render services to, or in any manner engage in, any enterprise that competes with any business of the Company conducted or proposed to be conducted on the date of termination of the Employment Period and actually commenced within 12 months thereafter, within the greater of the Company’s actual market or 100 miles of any location at which the Company or its affiliates conduct business or plan to conduct business on such date. Nothing herein shall prohibit Employee from being a passive owner of not more than 5% of any publicly-traded class of capital stock of any entity engaged in a competing business, provided that Employee has no other relationship with such entity.

B. Non-Solicitation. During the Non-Compete Period, Employee shall not (i) induce or attempt to induce any employee of the Company to terminate, or in any way interfere with, the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Employment Period or (iii) induce or attempt to induce any customer or other business relation of the Companies to cease doing business with the Company, or in any way interfere with the relationship between any such customer or business relation and the Companies.
C. Scope of Restriction. If, at the time of enforcement of this paragraph 2, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.
D. Injunctive Relief. Employee acknowledges that the Company would be irreparably harmed by a breach by Employee of the provisions of this paragraph 2 or of paragraph 1 above, and hereby consent to the Companies’ request for injunctive relief in connection with any such breach or threatened breach.
3.	Miscellaneous.
A. Governing Law. This agreement and the rights of the parties under it will be governed by and construed in all respects in accordance with the internal laws of the states of Colorado and                                         , without regard to the conflicts of laws and rules of that state.
B. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by Employee and the President of the Company.

Name:

Signature:

Date: